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                                                                  EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Texas Instruments Incorporated for the registration of $400,000,000 of Texas Instruments Financial Trust Preferred Securities, Texas Instruments Incorporated Guarantee of Texas Instruments Financial Trust Preferred Securities, Texas Instruments Incorporated Junior Subordinated Deferrable Interest Debentures, and Texas Instruments Incorporated Common Stock, and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995 as amended by the Form 10-K/A, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP
                                --------------------------------------------

June 27, 1996
Dallas, Texas